As filed with the Securities and Exchange Commission on February 18, 2015

Registration No. 333-183111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	20-2000033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

www.zillow.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spencer M. Rascoff

Chief Executive Officer

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. McShea Andrew B. Moore Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101-3099 (206) 359-8000	Kathleen Philips Chief Operating Officer and Secretary Zillow, Inc. 1301 Second Avenue, Floor 31 Seattle, Washington 98101 (206) 470-7000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Effective February 17, 2015, pursuant to the Agreement and Plan of Merger among Zillow, Inc. (“Registrant”), Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (“Trulia”), dated as of July 28, 2014, Registrant completed its acquisition of Trulia under a new holding company, Zillow Group, Inc. (“Zillow Group”). The acquisition was effected by (i) merging a newly formed direct subsidiary of Zillow Group with and into Registrant, with Registrant surviving the merger as a wholly owned direct subsidiary of Zillow Group (the “Registrant Merger”); and (ii) merging a newly formed direct subsidiary of Zillow Group with and into Trulia, with Trulia surviving the merger as a wholly owned direct subsidiary of Zillow Group (together with the Registrant Merger, the “Mergers”). In connection with the Mergers, Registrant has terminated all offerings of its securities pursuant to the Registration Statement on Form S-3 (Registration Statement 333-183111), as amended (the “Registration Statement”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zillow, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 18th day of February, 2015.

ZILLOW, INC.

By:	/s/ SPENCER M. RASCOFF
Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on February 18, 2015.

Signature	Title

/s/ SPENCER M. RASCOFF Spencer M. Rascoff	Chief Executive Officer and Director (Principal Executive Officer)

/s/ CHAD M. COHEN Chad M. Cohen	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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